Exhibit 10.6

TOPGOLF INTERNATIONAL, INC.

INCENTIVE STOCK OPTION

GRANT NOTICE FOR 2015 STOCK INCENTIVE PLAN

Topgolf International, Inc. (the “Company”), hereby grants to the Participant named below an incentive stock option (the “Option”) to purchase any part or all of the number of shares of its Common Stock that are covered by this Option, as specified below, at the exercise price per share specified below and upon the terms and subject to the conditions set forth in this Grant Notice, the Topgolf International, Inc. 2015 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions and the Plan. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Name of Participant:

Grant Date:

Number of Shares of Common Stock covered by Option:

Exercise Price Per Share:

Expiration Date:

Vesting Schedule:

This Option is intended to qualify as an incentive stock option under Section 422 of the Code. By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

TOPGOLF INTERNATIONAL, INC.
Participant Signature

By:
Name:	Address (please print):
Title:

TOPGOLF INTERNATIONAL, INC.

STANDARD TERMS AND CONDITIONS FOR

INCENTIVE STOCK OPTIONS

These Standard Terms and Conditions apply to the Options granted pursuant to the Topgolf International, Inc. 2015 Stock Incentive Plan (the “Plan”), which are identified as incentive stock options and are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	Terms of Option

Topgolf International, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an incentive stock option (the “Option”) to purchase up to the number of shares of Common Stock set forth in the Grant Notice. The exercise price per share and the other terms and conditions of the Option are set forth in the Grant Notice, these Standard Terms and Conditions (as amended from time to time), and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	Incentive Stock Option

The Option is intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly. Notwithstanding anything to the contrary herein, Section 422 of the Code provides that incentive stock options (including, possibly, the Option) shall not be treated as incentive stock options if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, taking options into account in the order in which they were granted. Thus, if and to the extent that any shares of Common Stock issued under a portion of the Option exceeds the foregoing $100,000 limitation, such shares shall not be treated as issued under an incentive stock option pursuant to Section 422 of the Code.

3.	Exercise of Option

The Option shall not be exercisable as of the Grant Date set forth in the Grant Notice. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only to the extent it becomes vested, as described in the Grant Notice, to purchase up to that number of shares of Common Stock as set forth in the Grant Notice, provided that (except as set forth in Section 4(a) below) the Participant remains employed with the Company and does not experience a termination of employment or other separation of service. The vesting period and/or exercisability of an Option may be adjusted by the Committee to reflect any decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis.

To exercise the Option (or any part thereof), the Participant shall deliver to the Company a “Notice of Exercise” in a form specified by the Committee, specifying the number of whole shares of Common Stock the Participant wishes to purchase and how the Participant’s shares of Common Stock should be registered (in the Participant’s name only or in the Participant’s and the Participant’s spouse’s names as community property or as joint tenants with right of survivorship).

The exercise price (the “Exercise Price”) of the Option is set forth in the Grant Notice. The Company shall not be obligated to issue any shares of Common Stock until the Participant shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid in Common Stock, cash or a combination thereof, including the delivery of previously owned Common Stock, withholding of shares of Common Stock deliverable upon exercise of the Option (but only to the extent share withholding is made available to the Participant by the Company), or in such other manner as may be permitted by the Committee.

Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares of Common Stock hereunder would violate any federal, state or other applicable laws.

4.	Expiration of Option

The Option shall expire and cease to be exercisable as of the earlier of (i) the Expiration Date set forth in the Grant Notice or (ii) the date specified below in connection with the Participant’s termination of employment or separation from service:

(a)

If the Participant’s termination of employment or separation from service is by reason of death, the Participant’s estate, beneficiary or legal representative may exercise the Option (to the extent then vested and exercisable) until the date that is twelve (12) months following the date of such termination of employment or separation from service.

(b)

If the Participant’s termination of employment or separation from service is for any reason other than death or termination for Cause, the Participant may exercise any portion of the Option that is vested and exercisable at the time of such termination of employment or separation from service until the date that is three (3) months following the date of termination of employment or separation from service. Any portion of the Option that is not vested and exercisable at the time of such termination of employment or separation from service shall be forfeited and canceled as of the date of such termination of employment or separation from service. “Cause” shall have the meaning assigned to such term (or as assigned to the term “Substantial Cause”) under the Participant’s employment agreement, if any. If there is no employment agreement, Cause shall mean the Participant’s termination of employment or service for any of the following reasons: (i) Participant’s failure to perform his or her duties and responsibilities to the Company, any Subsidiary or any Affiliate or Participant’s violation of any written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company, any Subsidiary or any Affiliate; (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company, any Subsidiary or any Affiliate or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company, any Subsidiary or any Affiliate; or (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company, any Subsidiary or any Affiliate. The determination as to whether a Participant’s employment or service has been terminated for Cause shall be made in good faith by the Committee and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s or any Subsidiary’s ability to terminate a Participant’s employment or consulting relationship at any time.

(c)

If the Participant’s termination of employment or separation from service is by the Company for Cause, the entire Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the date of such termination of employment or separation from service.

5.	Restrictions on Resales of Shares Acquired Pursuant to Option Exercise

(a)

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, (iv) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations and/or (v) mandatory holding periods.

(b)

Market Stand-Off. The Participant shall not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-1 or Form S-3 and ending on the date specified by the Company and the managing underwriter (such period not to exceed (i) one hundred eighty (180) days in the case of the Company’s first underwritten public offering of its Common Stock under the Securities Act (“IPO”), which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, or (ii) ninety (90) days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period), (1) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, including the Option, which is held immediately before the effective date of the registration statement for such offering or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5(b) or that are necessary to give further effect thereto. In order to enforce the foregoing, the Participant agrees that the Company may impose stop-transfer instructions with respect to any shares of Common Stock of the Participant (and transferees and assignees thereof) until the end of such restricted period.

(c)

Right of First Refusal. At all times prior to the Company’s IPO, before any shares of Common Stock acquired by exercise of the Options (the “Option Shares”) held by the Participant or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (including transfer by gift or operation of law and, collectively, “Transfer” or “Transferred”), the Company or its assignee(s) shall have a right of first refusal to purchase the Option Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

1.

The Holder of the Option Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise Transfer such the Option Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of the Option Shares to be Transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to Transfer the Option Shares (the “Offered Price”), and the Holder shall offer the Option Shares at the Offered Price to the Company or its assignee(s).

2.

Within fifteen (15) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Option Shares proposed to be Transferred to any one or more of the Proposed Transferees. The purchase price will be determined in accordance with subsection 5.C.3 below.

3.

The purchase price (the “Purchase Price”) for the Option Shares repurchased under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board or the Committee in good faith.

4.

Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof.

5.

If all of the Option Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may, if and only as permitted under the Plan, sell or otherwise Transfer such Option Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within forty-five (45) days after the date of the Notice (or if later, the date of the proposed Transfer as set forth in the Notice) and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Option Shares in the hands of such Proposed Transferee. If the Option Shares described in the Notice are not Transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Option Shares held by the Holder may be sold or otherwise Transferred.

6.

Anything to the contrary contained in this Section notwithstanding, the Transfer of any or all of the Option Shares during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s Immediate Family (as defined below) or a trust for the benefit of Participant’s Immediate Family shall be exempt from the Right of First Refusal. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the Option Shares so Transferred subject to the provisions of this Section (including the Right of First Refusal), and there shall be no further Transfer of such Option Shares except in accordance with the terms of this Section.

(d)

Voting Agreement. In the event that the grant of the Option causes the Participant to hold capital stock of the Company constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon the exercise of or conversion of outstanding options, warrants, or convertible securities, as if exercised and/or converted or exchanged), then as of the Grant Date, the Participant shall execute and agree to be bound by the terms of that certain Second Amended and Restated Voting Agreement dated as of August 20, 2013, as amended from time to time (the “Voting Agreement”), by executing an Adoption Agreement in the form attached to the Voting Agreement as Exhibit A.

(e)

Right of First Refusal and Co-Sale Agreement. Upon any exercise of this Option, the Participant shall execute and agree to be bound by the terms of that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of January 11, 2011, as amended from time to time, by executing a counterpart signature page thereto as an Investor (as defined thereunder).

6.	Income Taxes

The Company shall not deliver shares of Common Stock in respect of the exercise of any Option unless and until the Participant has made arrangements satisfactory to the Company to satisfy applicable withholding tax obligations. Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the exercise of the Option, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the exercise of the Option. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Option from any amounts payable by it to the Participant (including, without limitation, future cash wages).

7.	Non-Transferability of Option

Except as permitted by the Committee or as permitted under the Plan, the Participant may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Participant during his or her lifetime. The Company may cancel the Participant’s Option if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 7.

8.	Other Agreements Superseded

Notwithstanding anything to the contrary contained herein, to the extent an employment agreement between the Participant and the Company addresses the treatment of any equity awards granted by the Company to the Participant, the terms of such agreement shall control. Any such employment agreement, the Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any other prior agreements, commitments or negotiations concerning the Option are superseded.

9.	Limitation of Interest in Shares Subject to Option

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment or service at any time for any reason.

10.	No Liability of Company

The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

11.	General

(a) In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c) These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d) These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e) In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f) All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

12.	Electronic Delivery

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Option and the Common Stock via Company web site or other electronic delivery.

13.	[Confidentiality of Agreement

By executing the Grant Notice, the Participant agrees that he or she shall keep confidential all of the terms and conditions, including amounts, in the Grant Notice and these Standard Terms and Conditions and shall not disclose them to any person other than the Participant’s spouse, the Participant’s legal or financial advisor, or governmental officials who seek such information in the course of their official duties, unless compelled by law to do so.]1

[1]	NTD: To be included as applicable.